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Gold ETF (OUNZ) | Hard Currency | Absolute Return Currency


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This internet site is not an offer to sell or a solicitation of an offer to buy shares of the Funds to any person in any jurisdiction in which such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Furthermore, this site contains links to third party websites on the internet. The inclusion of such links on the site are not endorsement by the Funds, implied or otherwise, of the linked site or any products or services in such sites, and no information in such site has been endorsed or approved by the Funds. The linked sites are not under the control of the Funds, and the Funds are not responsible for the contents of any linked site or any link contained in a linked site. For additional information pertaining to the use of this site, refer to the Terms and Conditions of Use link found below.

The material must be preceded or accompanied by a prospectus. Before investing you should carefully consider the VanEck Merk Gold Trust's ("Trust") investment objectives, risks, charges and expenses.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to

reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce returns.

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery. Delivery may take a considerable amount of time depending on your location.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor's ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in the Trust. **For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.**

This content is published in the United States for residents of specified countries. Investors are subject to securities and tax regulations within their applicable jurisdictions that are not addressed on this content. Nothing in this content should be considered a solicitation to buy or an offer to sell shares of any investment in any jurisdiction where the offer or solicitation would be unlawful under the securities laws of such jurisdiction, nor is it intended as investment, tax, financial, or legal advice. Investors should seek such professional advice for their particular situation and jurisdiction.

The sponsor of the Trust is Merk Investments LLC (the "Sponsor"). VanEck and Foreside Fund Services, LLC, provide marketing services to the Trust.

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Before investing you should carefully consider the Fund's investment objectives, risks, charges and expenses. This and other information is in the prospectus, a copy of which may be obtained by clicking here. Please read the prospectus carefully. Foreside Fund Services, LLC, distributor.

VANECK® MERK® GOLD TRUST (OUNZ)

THE GOLD ETF THAT DELIVERS

FAQs

Fact Sheet Prospectus

Please also read the VanEck Merk Gold Trust's Guiding Princples.

Is there a fact sheet available?

Yes. To download a VanEck Merk Gold Trust (OUNZ) fact sheet please click the button below.

DOWNLOAD FACT SHEET

When I own the VanEck Merk Gold Trust (OUNZ), do I own gold?

Yes. Each investor owns a pro-rata share of the VanEck Merk Gold Trust (OUNZ), and as such holds pro-rata ownership of the Trust's gold holdings, corresponding to the number of

shares held.

What type of gold does the VanEck Merk Gold Trust (OUNZ) hold?

The VanEck Merk Gold Trust (OUNZ) holds London Bars. The Trust holds its London Bars in allocated form in the Trust Allocated Account with the Custodian. The Trust Allocated Account will be used to hold the individually identified bars of gold deposited with the Trust. The physical gold is held in a segregated fashion in the name of the Trust, never commingled with other depositor funds or assets. The Trust has full title to the gold with the Custodian holding it on the Trust's behalf. Each investor owns a pro-rata share of the Trust, and as such holds pro-rata ownership of the Trust assets, corresponding to the number of shares held. Trust holdings are identified in a weight list of bars published on the Trust's website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be effected by physical movements of bars to or from the Trust's physical holding. The Trust's gold holdings are subject to periodic audits.

The Trust may further hold up to a maximum of 430 ounces of unallocated gold.

To facilitate the ability to exchange shares into physical gold for delivery, we may convert the Trust's gold into gold of different specifications. All gold obtained by the Trust must be without numismatic value and have a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), except that the Trust may also obtain American Gold Eagle Coins (with a minimum fineness of 91.67%) solely for delivery to a Delivery Applicant. While Delivery Applicants may always request London Bars, market conditions may cause us to limit other types of physical gold made available for delivery.

Please see the Trust's Guiding Principles for a more in-depth discussion.

Can I take delivery of the gold I own through the VanEck Merk Gold Trust (OUNZ)?

Yes, investors have the option to take delivery of physical gold in exchange for their shares.

What type of gold can I receive?

Aside from the London Bars the Trust holds, investors may take delivery of 1 ounce coins and bars, as well as 10 ounce bars, such as:

Type of Gold Bar	Purity
1oz Australian bars	99.99%
1oz Australian Kangaroos	99.99%
1oz Canadian Maples	99.99%
1oz American Gold Eagles	99.99%
1oz American Buffalos	99.99%
10oz Australian bars	99.99%

For a listing of commonly requested coins and bars, including applicable Exchange Fees,

please click here.

Formally, aside from being able to take delivery of London Bars, investors may request to have their shares exchanged for other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67%.

When requesting gold coins, can I specify the mint year?

In an effort to keep Exchange Fees predictable, the precious metals dealer will choose coins and bars from inventory regardless of mint year. Special requests may be accommodated, but are subject to inventory constraints and may be subject to higher fees. As we treat all investors equally, we would publish the pricing for such special requests to this website, making it available to other investors as well.

Where and how can I have my gold delivered?

Delivery Applicants should contact us to discuss delivery method and location. As we discuss in "When will I receive my gold?" below, we can process Delivery Applications the fastest when investors have their gold delivered to the address stated on their brokerage account. We understand that this may not always be practical or possible and will consider any delivery address in the world.

The Trust will ship physical gold fully insured to a Delivery Applicant by a conventional shipping carrier such as the U.S. Postal Service, Federal Express, United Parcel Service or armored transportation service.

Delivery Applicants should be aware that the gold delivered is likely to represent a substantial U.S. dollar value:

- Shipments may be broken down into multiple smaller shipments and possibly shipped on different days to meet insurance requirements of the shipping carrier. A Delivery Applicant can utilize a shipping carrier only if insurance requirements can be met and the Delivery Applicant and we agree on an acceptable delivery destination. A conventional shipping carrier may deliver gold to residential addresses.
- Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses. A Delivery Applicant can utilize an armored truck service only if the Delivery Applicant and the Armored Transportation Service agree on an acceptable delivery destination. London Bars will only be transported using Armored Transportation Service.

Delivery Applicants should contact us to discuss delivery method and location. We may decline a Delivery Application if no delivery method and location is agreed upon.

When will I receive my gold?

For coins and bars other than London Bars, we can process Delivery Applications the fastest when investors have their gold delivered to the address stated on their brokerage account. This way, gold coins and bars other than London Bars may be delivered with UPS next day

delivery service to your home address. Specifically:

- Assuming shares have been accepted by the Trustee on the Share Submission date, we will be notified of the successful share submission late that business day. Typically the next day, we will engage in an over the counter transaction with the precious metals dealer to facilitate an exchange of the Trust's gold into coins and bars specified in the Delivery Application. The completion of this exchange typically takes 2 business days. This means gold coins and bars other than London Bars might be handed over to UPS for next day delivery on the third business day after a share submission, allowing the Delivery Applicant to receive their gold on the fourth business day after share submission.
- Note that this timeline may be faster or slower, in part due to the availability of the Delivery Applicant to receive packages.

Investors requesting London Bars need to be aware that London Bars are delivered with an Armored Transportation Service that does not deliver to residential addresses. Armored Transportation Services only deliver to trusted addresses. That means we can process Delivery Applications faster when the Delivery Address is a familiar address, such as a precious metals depository. For new destinations, a security survey first has to be conducted to ensure the safety of the crew and vehicle. As our own testing has confirmed, such surveys may only take a few business days; however, the delays that can be caused in this process lead us to state in the prospectus that it may take "considerable time" to take delivery of gold. The legwork to agree on a suitable delivery location takes place before we pre-approve a Delivery Application. We may decline a Delivery Application if no delivery method and location is agreed upon.

Can you deliver gold if there is a panic in the markets?

In an effort to achieve the objective of gold deliverability even during times of market stress, we built OUNZ on Guiding Principles. In designing OUNZ, we sought to bridge the institutional and retail world of gold by facilitating a robust delivery process for investors. Our delivery process is an industry first: the U.S. Patent Office has granted us U.S. patent #8,626,641 in which we claim "the system and process are...highly scalable." In other words, the process is designed to handle a high volume of redemption requests regardless of market conditions.

Investors may always request and take delivery of London Bars held by the Trust. Availability of specific coins and bars other than London Bars may be limited, however, the precious metals dealer we are working with has historically been able to provide coins and bars even in challenging supply conditions.

How many ounces of gold do my VanEck Merk Gold Trust (OUNZ) shares correspond to?

Please use the OUNZ calculator to see how many ounces of gold your shares correspond to.

As of the close of business on October 31, 2016 each share of OUNZ corresponded to 0.00990188 ounces of gold. If you own 100 shares, you have a pro-rata ownership corresponding to 0.990188 ounces of gold in the VanEck Merk Gold Trust.

How is the "number of shares to be submitted" calculated?

To minimize the Cash Proceeds of any exchange, the Delivery Application requires that the number of shares submitted closely correspond to the Fine Ounces of physical gold to be delivered.

Please use the OUNZ calculator to see how many shares of OUNZ need to be submitted to take delivery of gold.

In calculating the number of shares that need to be submitted to take delivery of gold in exchange for shares, the following must be considered:

- It is known how much gold 1 share in OUNZ corresponds to as of the close of business of the most recent business day. For example, as of the close of business on October 31, 2016 each share of OUNZ corresponded to 0.00990188 ounces of gold. If you hold 10,000 shares of OUNZ, you have a pro-rata ownership corresponding to 99.0188 ounces of gold in the VanEck Merk Gold Trust.
- On any day, expenses accrue for the Trust. As a result, on the Share Submission Date, your shares correspond to slightly less gold than they do today. Given an expense ratio for OUNZ of 0.4%, if you choose a Share Submission Date 5 calendar days from October 31, 2016,[1] and assuming no extraordinary expenses are incurred by the Trust, the same 10,000 shares will then correspond to approximately 10,000 x 0.00990188 * (1 – 0.004)^(5/365) = 99.013363581172 ounces.
- It is imperative that the gold requested in a Delivery Application does not exceed the value it corresponds to in the shares submitted; at the same time, the Trust's Guiding Principles warrant that we strive to keep Cash Proceeds low. While the expense ratio for OUNZ is known, it is impossible to precisely predict future Net Asset Values; as a result, in this particular example, we would allow a Delivery Application to take delivery of 98 ounces, reflecting a buffer currently set at 0.04%, then rounding down to the nearest whole number of ounces.

[1] In leap years, expense accrual are spread over 366 rather than 365 days; also note that this example may pick a weekend or holiday as the Share Submissoin Date; in practice, only days when the NYSE is open for business are acceptable Share Submission Dates.

What is the Share Submission date?

The date on which the Delivery Applicant surrenders shares to the Trustee. On this date, the broker irrevocably transfers the shares to the Trustee in accordance with the terms of the pre-approved Delivery Application.

The OUNZ calculator provides possible dates in the near term. Should an investor desire to submit shares at a later date, please revisit the calculator closer to that date.

What is the Exchange Fee?

The Exchange Fee covers the cost of exchanging OUNZ shares into gold bars in the form of London Bars which the Trust holds in the vault, as well as the cost of converting London Bars into the gold coins or smaller gold bars that investors may prefer for delivery. The Exchange Fee for gold coins and bars, outside of London Bars, reflects the premium such coins and

bars are trading at relative to the spot price of gold.

Please click here to view the current Exchange Fee. All fees are subject to change upon notice; we may waive or reduce the Exchange Fees from time to time.

Is there a Delivery Fee?


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No Delivery Fee is charged for the delivery of physical gold to destinations in the lower 48 States.

There may be a Delivery Fee to Alaska and Hawaii as well as to countries outside of the United States. Please call 855-MRK-OUNZ for more details.

This fee covers the cost of preparing and transporting physical gold from the Custodian or the precious metals dealer to the location specified by a Delivery Applicant in its Delivery Application.

What is the Processing Fee?

The Processing Fee is comprised of the Exchange Fee and the Delivery Fee.

The Processing Fees must be wired by the Delivery Applicant at the time the Delivery Application is submitted to us; the fee is fully reimbursable until the Delivery Applicant submits his or her shares to the Trustee.

What are Estimated Cash Proceeds?

The estimated cash proceeds is the estimated dollar value difference between the number of shares submitted and the number of shares required to receive the gold ounces requested on the actual share submission date, based on the then prevailing net asset value of shares. In part because the future net asset value cannot be known, the actual cash that you receive may be higher or lower than the estimated cash proceeds. The Cash Proceeds will be transferred to the broker who submitted the Delivery Application on behalf of the applicant.

When do I have to wire payment for the fees?

The Processing Fee is due at the time the Delivery Application is submitted to us and is fully refundable until a Delivery Applicant irrevocably submits his or her shares to the Trustee. All Processing Fees must be wired to us.

Can I wire fees from an account different than my brokerage account where my VanEck Merk Gold Trust (OUNZ) shares are held?

Due to Anti-Money Laundering concerns, a Delivery Applicant cannot wire fees from an account other than the account where the OUNZ shares are held.

Can my Delivery Application be denied?

We reserve the right to decline the Delivery Application for any reason.

What do I do if I don't receive my shipment or if it is damaged?

Please contact us at (855)MRK-OUNZ with any concerns regarding the delivery of gold in exchange for shares.

May I return gold I received?

Once physical gold has been tendered to the courier identified in the Delivery Application, the physical gold cannot be returned and is no longer the responsibility of the Trust, the Trustee, the Custodian, the precious metals dealer or us.

If you would like to sell gold you received from the Trust, you may contact us if you need help locating a dealer.

For the OUNZ calculator to generate a non-binding Delivery Application, please click here

Click here to download the Adobe® Reader® to view and print PDF's.

The material must be preceded or accompanied by a prospectus. Before investing you should carefully consider the VanEck Merk Gold Trust's ("Trust") investment objectives, risks, charges and expenses.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce returns.

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery. Delivery may take a considerable amount of time depending on your location.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor's ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in the Trust. **For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.**

The sponsor of the Trust is Merk Investments LLC (the "Sponsor"). VanEck and Foreside Fund Services, LLC, provide marketing services to the Trust.

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VANECK® MERK® GOLD TRUST (OUNZ)

THE GOLD ETF THAT DELIVERS

Fees

Fact Sheet Prospectus

The Processing Fees for investors to taking delivery of their gold ("Delivery Applicants") are comprised of an Exchange Fee and a Delivery Fee.

Delivery Fee

No Delivery Fee is charged for the delivery of physical gold to destinations in the lower 48 States.

Exchange Fee

The Exchange Fee below is effective May 19, 2014 and supersedes any previously published Exchange Fees, including those in the prospectus:

Type of Gold Bar	Fee per Ounce	Minimum fee	Purity
1oz Australian bars	$30	$1,200	99.99%
1oz Australian Kangaroos	$40	$1,600	99.99%
1oz Canadian Maples	$42	$1,600	99.99%
1oz American Gold Eagles	$60	$2,500	99.99%
1oz American Buffalos	$60	$2,500	99.99%
10oz Australian bars	$25	$1,000	99.99%
London bars	$32	$0	95.00% - 99.99%

The Exchange Fee covers the cost of exchanging OUNZ shares into gold bars in the form of London Bars which the Trust holds in the vault, as well as the cost of converting London Bars into the gold coins or smaller gold bars that investors may prefer for delivery. The Exchange Fee for gold coins and bars, outside of London Bars, reflects the premium such coins and bars are trading at relative to the spot price of gold.

In an effort to keep Exchange Fees predictable, the precious metals dealer will choose coins and bars from inventory regardless of date. Special requests may be accommodated, but are subject to inventory and may be subject to higher fees. We would publish the pricing for special requests on this page, making it available to other investors as well.

Aside from being able to request delivery of London Bars, investors may request to have their shares exchanged for other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67%.

All fees are subject to change upon notice and the Sponsor may waive or reduce the Exchange Fees from time to time.

Ready to take delivery? Please click here.

Click here to download the Adobe® Reader® to view and print PDF's.

The material must be preceded or accompanied by a prospectus. Before investing you should carefully consider the VanEck Merk Gold Trust's ("Trust' objectives, risks, charges and expenses.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to thos prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce return

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time submission of the request and delivery. Delivery may take a considerable amount of time depending on your location.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embar and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold he (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the s trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly iss pay for the Sponsor's ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money c in the Trust. **For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.**

The sponsor of the Trust is Merk Investments LLC (the "Sponsor"). VanEck and Foreside Fund Services, LLC, provide marketing services to the Trust.

OUNZ VanEck Merk Gold Trust

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Fund Description

Full Name: VanEck™ Merk® Gold Trust

Description: Seeks to provide investors with a convenient and cost-efficient way to buy and hold gold through an exchange traded product with the option to take physical delivery of gold.

Fund Ticker	OUNZ
Exchange	NYSE Arca
Sponsor	Merk Investment LLC
Trustee	Bank of New York Mellon
Custodian	JPMorgan Chase Bank, N.A.
Marketing Agent	Van Eck Securities Corp.

as of 10/25/16

Total Net Assets	$158.1M
Options	Available
Commencement	05/16/2014
ETF Structure	Physical
Expense Ratio	0.40%

Snapshot | Taking Delivery | FAQ | Documents

OUNZ Profile » | Prospectus » | Bar List »

FAQs

Who is Merk Investments LLC?

Merk Investments LLC is the sponsor of the VanEck Merk Gold Trust (OUNZ) and arranged for the creation of the Trust and listing of shares of the Trust on the NYSE Arca. Merk Investments LLC interacts with the Trust's service providers and will also facilitate the review of Delivery Applications and the delivery of physical gold to Delivery Applicants.

When I own the VanEck Merk Gold Trust (OUNZ), do I own gold?

Yes. Each investor owns a pro-rata share of the VanEck Merk Gold Trust (OUNZ), and as such holds pro-rata ownership of the Trust's gold holdings, corresponding to the number of shares held.

What type of gold does the VanEck Merk Gold Trust (OUNZ) hold?

The VanEck Merk Gold Trust (OUNZ) holds London Bars. The Trust holds its London Bars in allocated form in the Trust Allocated Account with the Custodian. The Trust Allocated Account will be used to hold the individually identified bars of gold deposited with the Trust. The physical gold is held in a segregated fashion in the name of the Trust, never commingled with other depositor funds or assets. The Trust has full title to the gold with the Custodian holding it on the Trust's behalf. Each investor owns a pro-rata share of the Trust, and as such holds pro-rata ownership of the Trust assets, corresponding to the number of shares held. Trust holdings are identified in a weight list of bars published on the Trust's website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be effected by physical movements of bars to or from the Trust's physical holding. The Trust's gold holdings are subject to periodic audits.

The Trust may further hold up to a maximum of 430 ounces of unallocated gold.

To facilitate the ability to exchange shares into physical gold for delivery, Merk Investments LLC may convert the Trust's gold into gold of different specifications. All gold obtained by the Trust must be without numismatic value and have a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), except that the Trust may also obtain American Gold Eagle Coins (with a minimum fineness of 91.67%) solely for delivery to a Delivery Applicant. While Delivery Applicants may always request London Bars, market conditions may cause Merk to limit other types of physical gold made available for delivery.

Can I take delivery of the gold I own through the VanEck Merk Gold Trust (OUNZ)?
Yes, investors have the option to take delivery of physical gold in exchange for their shares.

What type of gold can I receive?
Aside from the London Bars the Trust holds, investors may take delivery of 1 ounce coins and bars, as well as 10 ounce bars, such as:

Type	Purity
1 oz American Gold Eagle coins	91.67%
1 oz American Gold Buffalo coins	99.99%
1 oz Australian Gold Kangaroo coins	99.99%
1 oz Canadian Gold Maple Leaf coins	99.99%
1 oz or 10 oz Australian bars	99.99%

Formally, aside from being able to take delivery of London Bars, investors may request to have their shares exchanged for other gold bars and coins, without numismatic value, having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) or, for American Gold Eagle gold coins, with a minimum fineness of 91.67%.

Where and how can I have my gold delivered?
The Trust will ship physical gold fully insured to a Delivery Applicant by a conventional shipping carrier such as the U.S. Postal Service, Federal Express, United Parcel Service or armored transportation service.

Delivery Applicants should be aware that the gold delivered is likely to represent a substantial U.S. dollar value:

- Shipments may be broken down into multiple smaller shipments and possibly shipped on different days to meet insurance requirements of the shipping carrier. A Delivery Applicant can utilize a shipping carrier only if insurance requirements can be met and the Delivery Applicant and we agree on an acceptable delivery destination. A conventional shipping carrier may deliver gold to residential addresses.

- Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses. A Delivery Applicant can utilize an armored truck service only if the Delivery Applicant and the Armored Transportation Service agree on an acceptable delivery destination. London Bars will only be transported using Armored Transportation Service.

Delivery Applicants should contact Merk Investments LLC to discuss delivery method and location.
A Delivery Application may be declined if no delivery method and location is agreed upon.

When will I receive my gold?
For coins and bars other than London Bars, Delivery Applications can be processed fastest when investors have their gold delivered to the address stated on their brokerage account. This way, gold coins and bars other than London Bars may be delivered with UPS next day delivery service to your home address. Specifically:

Assuming shares have been accepted by the Trustee on the Share Submission date, Merk will be notified of the successful share submission late that business day. Typically the next day, Merk will engage in an over the counter transaction with the precious metals dealer to facilitate an exchange of the Trust's gold into coins and bars specified in the Delivery Application. The completion of this exchange typically takes 2 business days. This means gold coins and bars other than London Bars might be handed over to UPS for next day delivery on the third business day after a share submission, allowing the Delivery Applicant to receive their gold on the fourth business day after share submission.

Note that this timeline may be faster or slower, in part due to the availability of the Delivery Applicant to receive packages.

Investors requesting London Bars need to be aware that London Bars are delivered with an Armored Transportation Service that does not deliver to residential addresses. Armored Transportation Services only deliver to trusted addresses. That means Delivery Applications can be processed faster when the Delivery Address is a familiar address, such as a precious metals depository. For new destinations, a security survey first has to be conducted to ensure the safety of the crew and vehicle. As our own testing has confirmed, such surveys may only take a few business days; however, the delays that can be caused in this process lead us to state in the prospectus that it may take "considerable time" to take delivery of gold. The legwork to agree on a suitable delivery location takes place before Merk pre-approves a Delivery Application. A Delivery Application may be declined if no delivery method and location is agreed upon.

What is the Exchange Fee?
The Exchange Fee covers the cost of exchanging OUNZ shares into gold bars in the form of London Bars which the Trust holds in the vault, as well as the cost of converting London Bars into the gold coins or smaller gold bars that investors may prefer for delivery. The Exchange Fee for gold coins and bars, outside of London Bars, reflects the premium such coins and bars are trading at relative to the spot price of gold.

All fees are subject to change upon notice; we may waive or reduce the Exchange Fees from time to time.

Is there a Delivery Fee?
No Delivery Fee is charged for the delivery of physical gold to destinations in the lower 48 States.

There may be a Delivery Fee to Alaska and Hawaii as well as to countries outside of the United States. This fee covers the cost of preparing and transporting physical gold from the Custodian or the precious metals dealer to the location specified by a Delivery Applicant in its Delivery Application.

What is the Processing Fee?
The Processing Fee is comprised of the Exchange Fee and the Delivery Fee.
The Processing Fees must be wired by the Delivery Applicant at the time the Delivery Application is submitted; the fee is fully reimbursable until the Delivery Applicant submits his or her shares to the Trustee.

Can my Delivery Application be denied?
Merk Investments LLC reserves the right to decline the Delivery Application for any reason.

Important Disclosure
VanEck only serves professional clients in countries where the funds are registered or where funds can be sold in accordance with local private placement rules.

[1]IIV is an abbreviation for an ETF's intraday indicative value; it is an estimated fair value of its holdings based on the most recent prices of its underlying securities and other assets. Intraday values are typically updated every 15 seconds and should closely approximate the net asset value (NAV) of an ETF throughout the trading day. ETF intraday values are calculated by an exchange (e.g., the NYSE Arca) and are distributed through quote services.

[3]Morningstar Ratings: If applicable, when the ETF is rated three stars or more for any given period. ©Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

The material must be preceded or accompanied by a prospectus. Before investing you should carefully consider the VanEck Merk Gold Trust's ("Trust") investment objectives, risks, charges and expenses.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce returns.

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery. Delivery may take a considerable amount of time depending on your location.

This content is published in the United States for residents of specified countries. Investors are subject to securities and tax regulations within their applicable jurisdictions that are not addressed on this content. Nothing in this content should be considered a solicitation to buy or an offer to sell shares of any investment in any jurisdiction where the offer or solicitation would be unlawful under the securities laws of such jurisdiction, nor is it intended as investment, tax, financial, or legal advice. Investors should seek such professional advice for their particular situation and jurisdiction.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor's ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in the Trust. For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.

The sponsor of the Trust is Merk Investments LLC (the "Sponsor"). Van Eck Securities Corporation and Foreside Fund Services, LLC, provide marketing services to the Trust.

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